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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Report):  June 21, 2001
                                                 -------------

                               The Rowe Companies
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             (exact name of registrant as specified in its charter)


        Nevada                        1-10226                    54-0458563
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    State or other                  (Commission                (IRS Employer
    jurisdiction of                 File Number)                Identification
                                                                    Number)

               1650 Tysons Blvd, Suite 710, McLean, Virginia 22102
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              (Address of principal executive offices   Zip Code)


        Registrant's telephone number, including area code: 703-847-8670
                                                            ------------
                                      None
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          (Former name or former address, if changed since last report)
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                              ITEMS OF INFORMATION
                              --------------------

Item 5.  Other Materially Important Events.
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The Company is in default of certain financial performance covenants under financing agreements with its lenders. As a consequence, the long-term indebtedness of the Company to its lenders in the amount of $48,981,000 has been reclassified from long-term debt to debt due within one (1) year and the Company does not have the ability to draw down $8 million of previously available financing. The Company is currently negotiating with its lenders and other parties relating to new covenants and for additional debt funding for the Company's needs.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE ROWE COMPANIES
                                           ------------------
                                           Registrant


Date:  6-21-01                             /s/Michael M. Thurmond
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                                           Michael M. Thurmond
                                           Secretary-Treasurer, Chief Financial
                                           Officer

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